NEWS RELEASE


                FOR: UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

APPROVED BY:      Clarence "Mac" McAninch
                  President & CEO
                  (412) 257-7600

FOR IMMEDIATE RELEASE
---------------------

CONTACT:          Morgan-Walke Associates
                  June Filingeri, Eric Boyriven
                  Media Contact:  Brian Maddox, Estelle Bieber
                  (212) 850-5600


                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                      ACQUISITION LETTER OF INTENT EXPIRES

            BRIDGEVILLE, PA, November 17, 1998 - Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) announced today that its letter of intent to acquire the assets of AL Tech Specialty Steel Corporation has expired. AL Tech, headquartered in Dunkirk, New York, is a producer of finished specialty steel products including bar, rod and wire and is operating under the protection of Chapter 11 of the Federal Bankruptcy Code.

            Mac McAninch, President and Chief Executive Officer of Universal Stainless, stated, "The proposed alliance between Universal Stainless and AL Tech would generate significant synergies. Our due diligence identified certain issues that would require the Company to assume future liabilities in excess of the amount that we were prepared to accept. Although our letter of intent has expired, we would consider completing the transaction under the right circumstances."

            Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers and original equipment manufacturers, which primarily include the power generation and aerospace industries.

            Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future


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UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.                                PAGE 2
ACQUISITION LETTER OF INTENT EXPIRES

periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt and timing of future customer orders, risks associated with the manufacturing process and production yields and risks related to plant and equipment additions and maintenance. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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